UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E. Rio Salado Parkway, Suite 130, Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 7, 2024, the Board of Directors (the “Board”) of Ivanhoe Electric Inc. (the "Company") approved and adopted an amended and restated Code of Business Conduct and Ethics (as amended, the "Code"). The Code replaces the previous Code of Business Conduct and Ethics adopted by the Board (the "Prior Code") in its entirety to, among other things, include the addition of provisions related to promoting diversity and respecting human rights.

The Code was approved and adopted by the Board as part of its ordinary course review of the Company's governance documents, codes, and policies. The Code became effective upon the Board's approval and adoption.

The Code applies to all directors, officers, employees, and authorized representatives of the Company and its subsidiaries and constitutes a "code of ethics" as such term is defined in Item 406(b) of Regulation S-K.

Adoption of the Code did not relate to or result in any waiver, whether explicit or implicit, of any provision of the Prior Code.

The foregoing summary of the Code is not intended to be exhaustive and is qualified in its entirety by reference to the Code, which is available on the Company's website at https://ivanhoeelectric.com/site/assets/files/9740/2024-08-07_code_of_business_conduct_and_ethics_amendments_approved.pdf.  Information contained on the Company's website is not incorporated by reference in, or considered part of, this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: August 7, 2024	By:	/s/ Cassandra Joseph
Cassandra Joseph
General Counsel

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